Exhibit 10.1
PROMISSORY NOTE

$60,000	____________, 2012 Jersey City, NJ 07302

Mojo Organics, Inc. (the “Maker”) promises to pay to the order of ___________ (the “Payee”) the principal sum of Sixty Thousand Dollars and No Cents ($60,000) in lawful money of the United States of America, together with interest on the unpaid principal balance of this Note, on the terms and conditions described below.

1.         Principal.  The principal balance of this Note, together with all interest accrued thereon, shall be repayable on the earlier of (i) SEPTEMBER 15, 2013 and (ii) the consummation by the Maker of an offering of its securities raising gross proceeds of at least $400,000.  This Note, however, may be prepaid in whole or in part at any time without penalty or premium but with payment of accrued interest to the date of prepayment.

2.         Interest.  Interest shall accrue on the unpaid principal balance of this Note at an annual rate equal to 8.0% until the principal amount of, and all accrued interest on, this Note has been paid in full.  Accrued interest shall be payable whenever a payment of principle is made hereunder.  Interest for any period shall be computed on the basis of the actual number of days elapsed and a year of 360 days.  The interest rate provided in this Note shall apply to the indebtedness evidenced hereby before, on, and after the date or dates on which the Payee enters judgment on this Note.  If this Note is not repaid on the maturity date or such earlier date as to which the repayment obligation may be accelerated as indicated below, the rate of interest applicable to the unpaid principal amount shall be adjusted to eleven percent (11%) per annum from the maturity date (or such earlier date if the obligation to repay this Note is accelerated) until the date of repayment; provided, that in no event shall the interest rate exceed the Maximum Rate (defined below). If it is determined that, under the laws relating to usury applicable to Maker or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by Maker in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the principal amount outstanding hereunder to reduce the principal amount by such excess with the same force and effect as though Maker had specifically designated such excess to be so applied to principal and Payee had agreed to accept such excess as a premium free prepayment.  All such deemed prepayments shall be applied to the principal balance payable at maturity.

3.         Application of Payments.  All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any accrued, unpaid interest and finally to the reduction of the unpaid principal balance of this Note.

4.        Conversion.  If, at any time during the period that the principal amount of this Note is outstanding, the Maker consummates an offering of equity or debt securities, the Payee may elect in its sole discretion, to convert some or all of the outstanding principal amount of and accrued but unpaid interest on this Note into the securities offered in such offering on the same terms as offered by the Maker in such offering.  The Maker shall notify the Payee, in writing, of the terms of any such offering within three business days after prospective investors are provided with offering materials relating thereto.  The Payee shall have until the date of the final closing of the offering to notify the Maker as to whether it elects to convert all or a portion of the outstanding principal amount of the Note in such financing.

5.         Events of Default.  The following shall constitute Events of Default:

(a)         Failure to Make Required Payments.  Failure by Maker to pay the principal of or accrued interest on this Note within five (5) business days following the date when due.

(b)        Voluntary Bankruptcy, Etc.  The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)         Involuntary Bankruptcy, Etc.  The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or the Maker shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or the Maker shall make a general assignment for the benefit of creditors.

6.         Remedies.

(a)         Upon the occurrence of an Event of Default specified in Section 5(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, together with accrued interest thereon and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)         Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of, all accrued, unpaid interest thereon, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.         Waivers.  Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.         Unconditional Liability.  Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

9.         Notices.  Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Mojo Organics, Inc.
101 Hudson Street, 21st Floor
Jersey City, New Jersey 07302
Attn.:  Chief Executive Officer

If to Payee:
____________________
____________________

Notice is deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10.        Construction.  This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

11.        Severability.  Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its CEO the day and year first above written.

MOJO ORGANICS, INC. By: ______________________________ Name: GLENN SIMPSON Title: CEO